EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                          JAVELIN PHARMACEUTICALS, INC.
                            (A DELAWARE CORPORATION)

                                     ------


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 1.1 Annual Meeting. The annual meeting of the stockholders of JAVELIN PHARMACEUTICALS, INC. (hereinafter called the "Corporation") for the election of directors and for the transaction of such other proper business as may come before the meeting shall be held at such date, time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors from time to time.

          Section 1.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of Meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record at least a majority of the outstanding shares of stock entitled to vote at such meeting. The only business to be conducted at a special meeting of stockholders shall be as specified in the notice of such meeting.

          Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any stockholder, cause such notice to such stockholder to be confirmed to such other address and/or by such other means as such stockholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only.

          Section 1.4. Adjournment. Any meeting of stockholders, annual or special, at the direction of the chairman of the meeting may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned


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meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of each class or series of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. With respect to any matter on which stockholders vote separately as a class or series, the holders of a majority of the outstanding shares of such class or series, as applicable, shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class or series for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class or series at the meeting on such matter. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the Vice Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote.

          Section 1.7. Inspectors of Election. The Board of Directors, in advance of any stockholder meeting, may appoint one or more inspectors to act as the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, at on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Thereafter each inspector shall have at such meeting all of the powers and duties provided by law.

          Section 1.8. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting


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of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders other than the election of directors need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the Board of Directors, the chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.

          Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall unless otherwise required by law not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.10. List of Stockholders Entitled To Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by a stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or


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the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 1.11. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, in the judgment of such chairman, as are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          Section 1.12. Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation, not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that if either the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (D) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12. A stockholder who


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seeks to propose a nominee or nominees for director at an annual meeting must comply with Section 2.15 of these By-Laws. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and to put before such meeting any proposals so included in the Corporation's proxy statement at his request.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

          Section 2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

          Section 2.2 Number, Qualification, Election and Term of Office. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board then in office and set forth in a resolution of the Board of Directors. and the number thereof may thereafter by like vote be increased or decreased to such greater or lesser number (not more than fifteen (15) nor less than three (3) or such other number of directors as provided in the Corporation's Certificate of Incorporation, or any amendment thereto) as may be so provided, subject to the provisions of Section 2.11 hereof. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such meeting shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by law or the Certificate of Incorporation.

          Section 2.3. Place of Meetings. Meetings of the Board, whether annual, regular or special, may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice of such meeting.

          Section 2.4. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice thereof given as hereinafter provided in Section 2.7 hereof.


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          Section 2.5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

          Section 2.6. Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the Chief Executive Officer or by a majority of the entire Board.

          Section 2.7. Notice of Meeting. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or any Assistant Secretary as hereinafter provided in this Section 2.7, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting. Notice of each such meeting shall be delivered to each director either (A) personally or by telephone, facsimile, e-mail or other method permitted by law at least twenty-four (24) hours before the time at which such meeting is to be held or (B) by first-class mail, postage prepaid or express delivery service addressed to him at his residence, or usual place of business, at least two (2) days before the day on which such meeting is to be held. If mailed or sent by express delivery, such notice shall be deemed to be delivered when deposited in the United States mail or given to the delivery service. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by law or these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

          Section 2.8. Quorum and Manner of Acting; Telephonic Participation. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Except as otherwise expressly required by law or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all participants in the meeting to hear each other at the same time and participation by such means shall constitute presence at a meeting. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 2.9. Organization. At each meeting of the Board, the Chairman of the Board (or, in his absence, the Vice Chairman, or in his absence, the Chief Executive Officer, or in his absence, the President, or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence,


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any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

          Section 2.10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of a resignation as a director shall not be necessary to make it effective.

          Section 2.11. Vacancies. Vacancies, including newly created directorships, may be filled by a majority of the directors then in office, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

          Section 2.12. Removal of Directors. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors of the Corporation, provided that any director whose term is classified as part of a classified board, as set forth in the Corporation's Certificate of Incorporation, may be removed only for cause.

          Section 2.13. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board may be allowed like compensation for attending committee meetings.

          Section 2.14. Action By the Board By Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 2.15. Nominations For Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible for election as directors by stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a stockholders meeting by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
2.15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than (90) days nor more than one-hundred and twenty (120) days prior to the meeting prior to the first anniversary of the preceding year's annual meeting; provided, however, that if either the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such


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anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.15. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                                BOARD COMMITTEES
                                ----------------

          Section 3.1. Board Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, to have such authority as set forth in the charter, mandate or Board resolution establishing each such committee. Each committee shall consist of two (2) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board.


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          Section 3.2. Rules. A majority of the Board members of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide or as otherwise set forth in these By-Laws. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 2.7 hereof. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

          Section 4.1. Number and Qualifications. As soon as practicable after the annual meeting of stockholders in each year, the Board shall elect a President and a Secretary. The Board may also elect a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer and a Controller, and may give any of them such further designations or alternate titles as it considers desirable. The Board may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. Any two or more offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws provide otherwise. Such officers also shall be elected from time to time by the Board to fill vacancies. The Board may from time to time elect, or delegate to the Chairman of the Board or the Chief Executive Officer the power to appoint such other officers (including one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

          Section 4.2. Term. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

          Section 4.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified herein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

          Section 4.4. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board called for such person or by the Chief Executive Officer. Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer pursuant to Section 4.1 of these By-laws may be removed, either with or without cause, by the person who had appointed him. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.


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          Section 4.5. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

          Section 4.6. (a) The Chairman of the Board. The Chairman of the Board, if one be elected, shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

          (b) The Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or the Chairman of the Board and, unless otherwise provided by the Board, shall in the case of the absence or inability to act of the Chairman of the Board, perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

          Section 4.7. The Chief Executive Officer. The Chief Executive Officer shall have the general active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed; subject, however, to the regulation of the Board of Directors. If no Chairman of the Board is elected, or at the request of the Chairman of the Board, or in the case of his absence or inability to act unless there be a Vice Chairman of the Board so designated to act, the Chief Executive Officer shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

          Section 4.8. The President. The President shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chief Executive Officer and the control of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

          Section 4.9. Chief Operating Officer. The Chief Operating Officer shall have such general and active management of the business of the Corporation and such specific delegation and assignments, as may be delegated and assigned to him by the Board or by the Chief Executive Officer.

          Section 4.10. Vice Presidents. Each Executive Vice President, each Senior Vice President and each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer, the President or the Chief Operating Officer.

          Section 4.11. The Chief Financial Officer. The Chief Financial Officer shall also serve as the Treasurer of the Corporation, if no one is elected Treasurer, and shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the Board of Directors or by the Chief Executive Officer. He shall perform the duties of Controller if no one is elected to that office.

          Section 4.12. The Controller. The Controller shall be the chief accounting officer of the Corporation. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation, shall establish and maintain internal accounting controls and, in cooperation with the independent public accountants selected by the Board or a Committee thereof, shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the Board of Directors.

          Section 4.13. The Secretary. The Secretary shall

          (a) attend meetings of the Board and the stockholders, and keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, or the President.

          Section 4.14. Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officers, agent or employee to give security for the faithful performance of his duties.

          Section 4.15. Compensation. The compensation of the officers of the Corporation for their services as such officer shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the Chief Executive Officer, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the

Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.


                                    ARTICLE V

                                 INDEMNIFICATION
                                 ---------------

          Section 5.1. Right to Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by or in the right of the Corporation by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter under this paragraph as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 5.2. Prepayment of Expenses. The Corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise. Such expenses (including attorneys'

fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The corporation may, by action of its Board of Directors, provide for payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

          Section 5.3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 5.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. These rights shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 5.5 Other Indemnification; Insurance. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, or other enterprise. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law or this section.

          Section 5.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

          Section 5.7. Savings. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with any actual or threatened action or proceeding whether civil or criminal, including an actual or threatened action by or in the right of the Corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

          Section 6.1. Execution of Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

          Section 6.2. Loans. Unless the Board shall otherwise determine, either
(i) the Chief Executive Officer, the President or the Chief Operating Officer, singly, or (b) a Vice President, together with the Treasurer (Chief Financial Officer), may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary of the Corporation, from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences or indebtedness of the Corporation, or guarantee of indebtedness of subsidiaries of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

          Section 6.3. Check, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

          Section 6.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board may determine by resolution.

          Section 6.5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

          Section 6.6 Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper.

                                   ARTICLE VII

                                  SHARES, ETC.

          Section 7.1. Stock Certificates. Each holder of shares of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

          Section 7.2. Record of Stockholders. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

          Section 7.3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

          Section 7.4. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated. The Board may, in its discretion, require such owner or his legal representative to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, theft, or destruction of any such certificate, or the issuance of a new certificate.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

          Section 8.1. Principal or Registered Office. The principal registered office of the Corporation shall be at such place as may be specified in the Certificate of Incorporation of the Corporation or other certificate filed pursuant to law, or if none be so specified, at such place as may from time to time be fixed by the Board.

          Section 8.2. Other Offices. The Corporation also may have an office or offices other than said principal or registered office, at such place or places either within or without the state of incorporation.

          Section 8.3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

          Section 8.4. Seal. The Board shall provide a corporate seal which shall contain the name of the Corporation, the words "Corporate Seal" and the year and state of incorporation.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

          Section 9.1. Stockholders. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the stockholders, by a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, as one of the purposes of such meeting.

          Section 9.2. Board of Directors. These By-laws may also be amended or repealed or new By-laws may be adopted, by the Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meetings. By-Laws adopted by the Board may be amended or repealed by the stockholders as provided in Section 9.1 hereof.